As filed with the Securities and Exchange Commission on June 17, 1999
                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------

                            BLUE RHINO CORPORATION
            (Exact name of Registrant as specified in its charter)

                                --------------

           Delaware                                             56-1870472
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                --------------

                           104 Cambridge Plaza Drive
                      Winston-Salem, North Carolina 27104
                           Telephone (336) 659-6900

   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

       AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full Title of the Plan)

                                --------------

                                 Billy D. Prim
                     Chairman and Chief Executive Officer
                           104 Cambridge Plaza Drive
                      Winston-Salem, North Carolina 27104
                           Telephone (336) 659-6900

     (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE
==========================================================================================
                       Amount to     Proposed Maximum     Proposed Maximum     Amount of
Title of Securities        be       Aggregate Offering   Aggregate Offering   Registration
  to be Registered     Registered   Price Per Share(1)       Price (1)            Fee
------------------------------------------------------------------------------------------
Common Stock, par      100,000           $16.95              $1,695,330          $471.30
value $.001 per share  Shares
==========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee based upon (i) the average exercise price of $21.68 for the options to purchase 56,000 shares outstanding on June 17, 1999 plus (ii) the average of the high and low prices of the Common Stock Nasdaq National Market on June 15, 1999 for options to purchase 44,000 shares still to be granted under the plan in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to, or to be sent or given to participants in the Amended and Restated Stock Option Plan for Non-Employee Directors of Blue Rhino Corporation, a Delaware corporation (the "Registrant") pursuant to Rule 428(b)(1).

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended July 31, 1998 as amended by the Form 10-K/A filed with the Commission on February 16, 1999, amending the Registrant's Form 10-K and the Form 10-K/A-2 filed with the Commission on March 18, 1999 further amending the Registrant's Form 10-K.

     (b) The Registrant's quarterly reports on Form 10-Q for the fiscal quarter ended October 31, 1998 amended by the Form 10-Q/A-1 filed with the Commission on February 16, 1999, for the fiscal quarter ended January 31, 1999 filed with the Commission on March 17, 1999 and for the fiscal quarter ended April 30, 1999 filed with the Commission on June 14, 1999.

     (c) The Registrant's current reports on Form 8-K filed with the Commission on February 26, 1999, March 4, 1999 and May 7, 1999.

     (d) The description of the Registrant's common stock under the caption "Description of Capital Stock" contained in the Registrant's prospectus dated May 18, 1998, filed with the Commission on May 19, 1998 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") and deemed to be a part of the Registrant's registration statement on Form S-1 (file number 333-47669).

     (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

     John Muehlstein, one of the Registrant's directors, is a partner in the firm of Pedersen & Houpt, P.C., the Registrant's legal counsel.

     Peer Pedersen, a Stockholder of the Registrant and the owner of 26% of USA Leasing, L.L.C., an entity affiliated with the Registrant, is a partner in the firm of Pedersen & Houpt, P.C., the Registrant's legal counsel.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes indemnification of directors, officers, employees and agents of the Registrant; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. The Registrant's Second Amended and Restated Certificate of Incorporation ("Charter") provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law.

     Under the provisions of the Registrant's Charter, any director or officer who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding shall be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant or, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant will not however indemnify any director or officer where such director or officer:
(a) breaches his or her duty of loyalty to the Registrant or its stockholders;
(b) fails to act in good faith or engages in intentional misconduct or knowing violation of law; (c) authorizes payment of an unlawful dividend or stock repurchase or redemption; or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

     Indemnification under the Registrant's Charter and Amended and Restated By-laws ("By-laws") includes payment by the Registrant of expenses in defending an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the indemnified party to repay such advance if it is ultimately determined that such person is not entitled to indemnification under the Charter, which undertaking may be accepted without reference to the financial ability of such person that makes such repayments. The Registrant is not responsible for the indemnification of any person seeking indemnification in connection with a proceeding initiated by such person unless the initiation was approved by the Board of Directors of the Registrant. The Charter and the DGCL further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Charter, the By-laws, any agreement, any vote of stockholders or disinterested directors, or otherwise. The Registrant carries directors and officers insurance covering its executive officers and directors.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9. Undertakings

     1. The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winston-Salem, North Carolina, on June 17, 1999.


                                       BLUE RHINO CORPORATION


                                       By: /s/ Billy D Prim
                                           -------------------------------------
                                           Billy D. Prim
                                           Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 17, 1999.

          Signature                                    Title
          ---------                                    -----
/s/ Billy D. Prim                   President and Chairman of the Board
-----------------------------       (Principal Executive Officer)
Billy D. Prim


/s/ Mark Castaneda                  Secretary and Chief Financial Officer
-----------------------------       (Principal Financial and Accounting Officer)
Mark Castaneda


/s/ Andrew J. Filipowski            Vice Chairman of the Board
-----------------------------
Andrew J. Filipowski


/s/ Craig J. Duchossois             Director
-----------------------------
Craig J. Duchossois


/s/ Steven D. Devick                Director
-----------------------------
Steven D. Devick


/s/ Richard A. Brenner              Director
-----------------------------
Richard A. Brenner


/s/ John H. Muehlstein              Director
-----------------------------
John H. Muehlstein

                                   Exhibits

Exhibit No.    Description of Exhibit
-----------    ----------------------
4.1            Second Amended and Restated Certificate of Incorporation of the
               Registrant incorporated herein by reference to Exhibit 3.1 to the
               Company's report on Form 10-Q dated July 2, 1998.

4.2 Amended and Restated By-laws of the Registrant incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-47669) of the Registrant as declared effective by the Commission on May 18, 1998.

4.3            Amended and Restated Registration Rights Agreement, dated as of
               March 1, 1997, among the Registrant, Forsythe/Lunn Technology
               Partners, L.L.C., Platinum Propane Holding, L.L.C., the
               Purchasers of Units pursuant to the Unit Purchase Agreement dated
               October 11, 1995 and the Purchasers of the Registrant's Series A
               Convertible Participating Preferred Stock incorporated herein by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-47669) of the Registrant as declared effective by the Commission on May 18, 1998.

5.1            Legal Opinion of Pedersen & Houpt, P.C.

23.1           Consent of Pedersen & Houpt, P.C.

23.2           Consent of PricewaterhouseCoopers LLP

24.1           Power of Attorney